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                                                                     EXHIBIT n.1





                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 7, 2004 in Pre-Effective No. 1 to the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen Tax-Advantaged Total Return Strategy Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-114106) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21471).



                                            /s/ ERNST & YOUNG LLP
                                            -------------------------------
                                            ERNST & YOUNG LLP
Chicago, Illinois
April 29, 2004